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                                                                      Exhibit 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                 (In Thousands, Except Share and Per Share Data)
                                   (Unaudited)


                                          Three Months       Three Months
                                              Ended             Ended
                                          September 30       September 30
                                              1997               1996

Primary
-------

Net (Loss)/Income                          $     (993)        $      214
                                           ==========         ==========

Weighted Average Shares Outstanding         8,119,883          7,878,605

Incremental Shares from Assumed
       Exercise of Stock Options                   --            136,746
                                           ----------         ----------

Total Shares                                8,119,883          8,015,351
                                           ==========         ==========


Primary Per Share Amounts
-------------------------

Net (Loss)/Income                          $    (0.12)        $     0.03
                                           ==========         ==========


Fully Diluted *
-------------

Net (Loss)/Income                          $     (993)        $      214
                                           ==========         ==========

Weighted Average Shares Outstanding         8,119,883          7,878,605

Incremental Shares from Assumed
       Exercise of Stock Options                   --            136,746
                                           ----------         ----------

Total Shares                                8,119,883          8,015,351
                                           ==========         ==========


Fully Diluted Per Share Amounts
-------------------------------

Net (Loss)/Income                          $    (0.12)        $     0.03
                                           ==========         ==========


* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.